Exhibit 99.3

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES

CASH TENDER OFFERS AND CONSENT SOLICITATION

FOR SENIOR NOTES

SPRING, Texas – August 16, 2021...Southwestern Energy Company (NYSE: SWN) (the “Company”) today announced that it has commenced offers to purchase for cash (collectively, the “Tender Offers” and each a “Tender Offer”) its outstanding senior notes listed in the table below and the 2026 Consent Solicitation (as defined below), subject to the terms and conditions described in the Company’s Offer to Purchase dated August 16, 2021 (the “Offer to Purchase”).

		Aggregate Principal Amount Outstanding (U.S. $)	Dollars per U.S. $1,000 Principal Amount of Notes
Title of Notes	CUSIP Number/ISIN		Tender Offer Consideration(1) (U.S. $)	Early Tender Premium (U.S. $)	Total Consideration(1,2) (U.S. $)
7.50% Senior Notes due 2026	845467AM1	$617,622,000	$1,030	$30	$1,060
4.95% Senior Notes due 2025(3,4)	845467AL3	$856,454,000	$1,065	$30	$1,095
(1)	Does not include accrued interest, which will also be payable as provided herein.
(2)	Includes the Early Tender Premium.
(3)

On April 7, 2020, S&P downgraded the Company’s bond rating to BB-, which had the effect of increasing the interest rate on the 2025 Notes to 6.45% following the July 23, 2020 interest payment date. The first coupon payment to the holders of the 2025 Notes at the higher interest rate was paid in January 2021.

(4)	The Maximum Aggregate Principal Amount (as defined below) for the 2025 Notes (subject to increase by the Company) will be $25,000,000.

Specifically, the Company is offering to purchase any and all 7.50% Senior Notes due 2026 (the “2026 Notes”) and a maximum aggregate principal amount of up to $25,000,000 (as it may be increased by the Company, the “Maximum Aggregate Principal Amount”) of the 4.95% Senior Notes due 2025 (the “2025 Notes and, together with the 2026 Notes, the “Notes”). The Tender Offer for the 2026 Notes is referred to herein as the “Any and All Tender Offer” and the Tender Offer for the 2025 Notes is referred to as herein the “Maximum Tender Offer”.

The Company intends to purchase any and all 2026 Notes validly tendered (and not validly withdrawn). The amount of 2025 Notes that is purchased in the Maximum Tender Offer on the applicable settlement date will be subject to the proration arrangements applicable to the Maximum Tender Offer.

The Tender Offers will expire at 11:59 p.m., New York City time, at the end of the day on September 13, 2021, unless extended or terminated by the Company (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Holders of Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on August 27, 2021 (subject to extension, the “Early Tender Time”) pursuant to the applicable Tender Offer will be eligible to receive the total consideration that includes the early tender premium for such series of Notes set forth in the table above (the “Early Tender Premium” and, together with the applicable Tender Offer Consideration (as defined below), the “Total Consideration”) for each $1,000 principal amount of their Notes accepted for purchase pursuant to the applicable Tender Offer. Holders of Notes validly tendering their Notes after the Early Tender Time will not be eligible to receive the Early Tender Premium and will be eligible to receive only the applicable tender offer consideration set forth in the above table (with respect to each series of Notes, the “Tender Offer Consideration”) for each $1,000 principal amount of their Notes accepted for purchase pursuant to the applicable Tender Offer. All Notes accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest on such Notes from the last interest payment date with respect to those Notes to, but not including, the applicable settlement date.

As part of the Tender Offers, the Company is also soliciting consents (the “2026 Consent Solicitation”) from the holders of the 2026 Notes for certain proposed amendments that would, among other things, eliminate certain of the restrictive covenants and certain events of default and reduce the optional redemption notice period under the indenture governing the 2026 Notes (the “2026 Proposed Amendments”). Adoption of the 2026 Proposed Amendments requires the consent of the holders of at least a majority of the outstanding principal amount of the 2026 Notes (the “Requisite Consents”). Each holder tendering 2026 Notes will be deemed to have consented to the 2026 Proposed Amendments with respect to all 2026 Notes tendered, and holders of 2026 Notes may not deliver consents to the 2026 Proposed Amendments without tendering their 2026 Notes. If the 2026 Proposed Amendments become operative with respect to the 2026 Notes, holders of the 2026 Notes that do not tender their 2026 Notes at or prior to the Expiration Date, or at all, will be bound by the 2026 Proposed Amendments, meaning that the 2026 Notes will no longer have the benefit of the existing terms of certain covenants and certain events of default contained in the indenture governing the 2026 Notes and will have a shorter optional redemption notice period. In addition, such holders that do not tender their 2026 Notes at or prior to the Expiration Date, or at all, will not receive either the Tender Offer Consideration or the Early Tender Premium.

Notes that have been tendered may be withdrawn from the applicable Tender Offer prior to 5:00 p.m., New York City time, on August 27, 2021 (subject to extension, the “Withdrawal Deadline”). Holders of Notes tendered after the Withdrawal Deadline cannot withdraw their Notes unless the Company is required to extend withdrawal rights under applicable law. In the case of the 2026 Notes, any withdrawal of 2026 Notes will also revoke the related consent to the 2026 Proposed Amendments. The Company reserves the right, but is under no obligation, to increase the Maximum Aggregate Principal Amount at any time, subject to applicable law. If the Company increases the Maximum Aggregate Principal Amount, it does not expect to extend the applicable Withdrawal Deadline, subject to applicable law.

The Company reserves the right, but is under no obligation, subject to the satisfaction or waiver of the conditions to the Tender Offers, to accept for purchase any or all of the 2026 Notes validly tendered (and not validly withdrawn) and to accept for purchase validly tendered (and not validly withdrawn) 2025 Notes up to the Maximum Aggregate Principal Amount, in each case at or prior to the Early Tender Time, at any point following the Early Tender Time and at or prior to the Expiration Date (the “Early Settlement Date”). The Early Settlement Date will be determined at the Company’s option and is currently expected to occur on August 31, 2021, the second business day following the Early Tender Time, subject to all conditions to any of the Tender Offers having been either satisfied or waived by the Company. If the Company elects to have an Early Settlement Date, it will accept any or all of the 2026 Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time and will accept validly tendered (and not validly withdrawn) 2025 Notes up to the Maximum Aggregate Principal Amount. The final settlement date is expected to occur on September 15, 2021, the second business day following the Expiration Date.

Acceptance of tenders of the 2025 Notes may be subject to proration if the aggregate principal amount for all such 2025 Notes validly tendered is greater than the Maximum Aggregate Principal Amount. Furthermore, if the Maximum Tender Offer is fully subscribed as of the Early Tender Time, Holders who validly tender 2025 Notes after the Early Tender Time will not have any of their 2025 Notes accepted for purchase.

The Tender Offers are not conditioned on the tender of any minimum principal amount of Notes, the consummation of any other Tender Offer in respect of any other series of Notes or (except for the effectiveness of the 2026 Proposed Amendments) obtaining any Requisite Consent. However, the Tender Offers and the 2026 Consent Solicitation are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the Company having received proceeds from a substantially concurrent debt financing of at least $1 billion aggregate principal amount (the “Financing”.) The Company reserves the right to waive the any conditions to the Tender Offers and, subject to applicable law, to modify or terminate the Tender Offers or the 2026 Consent Solicitation.

The Company expects to pay the Total Consideration for the Tender Offers with the net proceeds from the Financing. Assuming that all of the 2026 Notes are tendered at or prior to the Early Tender Time and the Maximum Tender Offer is fully subscribed as of the Early Tender Time, the Company estimates that it would need approximately $684 million to pay the Total Consideration plus related fees and expenses, not including the Accrued Interest, for tendered Notes.

The purpose of the Tender Offers is to purchase the Notes, thus retiring debt. The purpose of the 2026 Consent Solicitation is to obtain Requisite Consents to adopt the 2026 Proposed Amendments with respect to the indenture governing the 2026 Notes.

Citigroup Global Markets Inc. and BofA Securities, Inc. are the Lead Dealer Managers and Lead Solicitation Agents in the Tender Offers and the 2026 Consent Solicitation and Credit Agricole Securities (USA) Inc., MUFG Securities Americas Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC are Co-Dealer Managers and Co-Solicitation Agents in the Tender Offers and the 2026 Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as the Tender Agent and Information Agent for the Tender Offers and the 2026 Consent Solicitation. Persons with questions regarding the Tender Offers and the 2026 Consent Solicitation should contact Citigroup Global Markets Inc. at (toll free) (800) 558-3745 or (collect) (212) 723-6106 and BofA Securities, Inc. at (collect) (980) 388-3646. Requests for the Offer to Purchase should be directed to Global Bondholder Services Corporation at (toll free) (866) 807-2200 or by email to contact@gbsc-usa.com.

None of the Company, the Dealer Managers and Solicitation Agents, the Tender and Information Agent, the trustees or any of their respective affiliates (x) makes any recommendation that Holders tender or refrain from tendering all or any portion of the principal amount of their Notes and delivering any related Consents, and no one has been authorized by any of them to make such a recommendation or (y) except as expressly set forth herein with respect to the Company, the Dealer Managers and Solicitation Agents, the Tender and Information Agent or any of their respective affiliates, makes any representations or warranties. The trustees do not assume any responsibility for the accuracy or completeness of the information concerning the Company, its affiliates or the Notes contained herein or any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of that information. Holders must make their own decision as to whether to tender their Notes and deliver related consents, and, if so, the principal amount of Notes as to which action is to be taken.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers and the 2026 Consent Solicitation are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Southwestern Energy Company

Southwestern Energy Company is a leading U.S. producer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. SWN’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution.

Investor Contacts

Brittany Raiford

Director, Investor Relations

(832) 796-7906

brittany_raiford@swn.com

Bernadette Butler

Investor Relations Advisor

(832) 796-6079

bernadette_butler@swn.com

Forward-Looking Statements

Certain statements and information in this news release may constitute “forward-looking statements.” Forward-looking statements relate to future events, including, but not limited to the Tender Offers, the 2026 Consent Solicitation and the Financing. The words “believe,” “expect,” “anticipate,” “plan,” “predict,” “intend,” “seek,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “likely,” “guidance,” “goal,” “model,” “target,” “budget” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, Southwestern Energy expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Management cautions you that the forward-looking statements contained herein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids, including regional basis differentials and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to COVID-19 or other public health crises and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; our ability to fund our planned capital investments; a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate; the extent to which lower commodity prices impact our ability to service or refinance our existing debt; the impact of volatility in the financial markets or other global economic factors; difficulties in appropriately allocating capital and resources among our strategic opportunities; the timing and extent of our success in discovering, developing, producing and estimating reserves; our ability to maintain leases that may expire if production is not established or profitably maintained; our ability to transport our production to the most favorable markets or at all; the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing, climate and over-the-counter derivatives; the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally; the effects of weather; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; credit risk relating to the risk of loss as a result of non-performance by our counterparties; and any other factors listed in the reports we have filed and may file with the Securities and Exchange Commission that are incorporated by reference herein. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

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